Exhibit 21.1


SUBSIDIARIES OF THE COMPANY

Research International Inc. is incorporated in Barbados, West Indies as a
 Foreign Sales Corporation.
Research International Latin America, S. de R. L. de C. V. formed under the laws of Mexico.